                                                                      Exhibit 21


Subsidiaries of the Registrant
------------------------------

1.   Adespan U.K. Ltd.*                                   (United Kingdom)
2.   Compania de Juguetes Mexicanos, S.A. de C.V. (99%)   (Mexico)
3.   MEI Holding Company F Corp.                          (Delaware)
4.   MEI Holding Company S Corp.                          (Delaware)
5.   MRV, Inc.                                            (Delaware)
6.   Marvel Characters, Inc.                              (Delaware)
7.   Marvel Entertainment Group, Inc.                     (Delaware)
8.   Marvel Restaurant Venture Corp.                      (Delaware)
9.   Panini Brasil Ltda*                                  (Brazil)
10.  Panini Canada Ltd.*                                  (Canada)
11.  Panini Espana S.A.* (99.95%)                         (Spain)
12.  Panini France S.A.*                                  (France)
13.  Panini Ireland Ltd.*                                 (Ireland)
14.  Panini Nederland BV*                                 (Netherlands)
15.  Panini Portugal Editores Lda*                        (Portugal)
16.  Panini S.p.A.*                                       (Italy)
17.  Panini U.K. Ltd.*                                    (United Kingdom)
18.  Panini Verlags GmbH*                                 (Germany)
19.  Spiderman Merchandising L.P. (50%)                   (Partnership)
20.  The Emerald Foundation*                              (Ireland)
21.  Toy Biz International Limited (99%)                  (Hong Kong)
22.  UMRV Co. (30%)                                       (Partnership)

* These companies are part of the Panini business, which the Company has decided to dispose of.